Avis Budget Group Reports Record Third Quarter Results

PARSIPPANY, N.J., October 31, 2022 - Avis Budget Group, Inc. (NASDAQ: CAR) today announced financial results for third quarter 2022.

We ended the quarter with revenues 18% above third quarter 2021, at $3.5 billion, a new quarterly revenue record, surpassing our second quarter 2022 record, driven by continued strong demand and increased revenue per day.

Net income was $1.0 billion and our Adjusted EBITDA was $1.5 billion, our best quarterly net income and Adjusted EBITDA in our history.

Our liquidity position at the end of the quarter was approximately $1.7 billion, with an additional $2.6 billion of fleet funding capacity. We have well-laddered corporate debt and no meaningful maturities until 2024.

“I want to thank all the employees for their terrific efforts in helping us deliver the best quarterly results in our Company’s history,” said Joe Ferraro, Avis Budget Group Chief Executive Officer. “Despite growing concerns around an economic slowdown, our strong summer performance, driven by increased demand in both the commercial and leisure segments, carried through to September. We remain optimistic this will continue throughout the Fall and into the holiday season.”

Q3 Highlights

•Total Company revenues increased by 18% and 29% compared to third quarter 2021 and 2019, respectively.
•Adjusted EBITDA in the Americas was $1.2 billion for the third quarter 2022 driven by record demand. It is the best quarterly Adjusted EBITDA in Americas’ history.
•Adjusted EBITDA in International was $291 million for the third quarter 2022 driven by increased pricing and return of demand. It is the best quarterly Adjusted EBITDA in International's history.
•QuickPass was successfully deployed across all major US airports allowing customers to bypass the counter, select their vehicle, and use an automated express exit and completion of their rental, including their receipt, all through their phone. Additionally, we continue to invest in the build-out of our electric vehicle infrastructure.

Investor Conference Call

We will host a conference call to discuss our third quarter results on November 1, 2022, at 8:30 a.m. (ET). Investors may access the call at ir.avisbudgetgroup.com or by dialing (877) 407-2991 and a replay will available on our website and at (877) 660-6853 using conference code 13733521.

About Avis Budget Group

Avis Budget Group, Inc. is a leading global provider of mobility solutions, both through our Avis and Budget brands, which have more than 10,000 rental locations in approximately 180 countries around the world, and through our Zipcar brand, which is the world's leading car sharing network. Avis Budget Group operates most of our car rental offices in North America, Europe and Australasia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group is headquartered in Parsippany, N.J. More information is available at avisbudgetgroup.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to our future results, future demand for our services, and global economic conditions are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, COVID-19, which has had, and is expected to continue to have a significant impact on our operations, and resulting economic conditions and related restrictions, the high level of competition in the mobility industry, changes in our fleet costs, including as a result of a change in the cost of new vehicles, manufacturer recalls and/or the value of used vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, our ability to achieve and maintain cost savings, the financial condition of the manufacturers that supply our rental vehicles, including as a result of the global semiconductor shortage, which could affect their ability to perform their obligations under our repurchase and/or guaranteed depreciation arrangements, the significant volatility in travel demand as a result of COVID-19, the absence of an improvement in or any further deterioration in economic conditions generally, particularly during our peak season and/or in key market segments, any occurrence or threat of terrorism, the current and any future pandemic diseases or other natural disasters, any changes to the cost or supply of fuel, risks related to acquisitions or integration of acquired businesses, risks associated with litigation, including class action lawsuits, governmental or regulatory inquiries or investigations, risks related to the security of our information technology systems, disruptions in our communication networks, changes in tax or other regulations, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our global operations, including the funding of our vehicle fleet via asset-backed securities markets, any fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, our ability to meet the covenants contained in the agreements governing our indebtedness, and our ability to accurately estimate our future results and implement our cost savings actions. Other unknown or unpredictable factors could also have material adverse effects on our performance or achievements, such as the potential effects on the world economy and markets, elections and government shutdowns, as a result of the ongoing military conflict between Russia and Ukraine. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Report on Form 10-Q for the three and six months ended June 30, 2022 and in other filings and furnishings made by us with the Securities and Exchange Commission (the "SEC") from time to time. We undertake no obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

2

Non-GAAP Financial Measures and Key Metrics

This release includes financial measures such as Adjusted EBITDA, Adjusted net income and Adjusted free cash flow, as well as other financial measures that are not considered generally accepted accounting principles (“GAAP”) measures as defined under SEC rules. Important information regarding such measures is contained in the financial tables to this release and in Appendix I, including the definitions of these measures and reconciliations to the closest comparable GAAP measures. The Company and its management believe that these non-GAAP measures are useful to investors in measuring our comparable period-over-period results. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted free cash flow, Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are net income (loss), net cash provided by operating activities, income (loss) before income taxes, net income (loss) attributable to Avis Budget Group, Inc. and diluted earnings (loss) per share, respectively. Foreign currency translation effects on our results are quantified by translating the current period’s non-U.S. dollar-denominated results using the currency exchange rates of the prior period of comparison including any related gains and losses on currency hedges. Per-unit fleet costs, which represent vehicle depreciation, lease charges and gain or loss on vehicle sales, divided by average rental fleet, are calculated on a per-month basis.

Contacts
Investor Relations Contact:
David Calabria
IR@avisbudget.com

Media Relations Contact:
James Tomlinson
ABGPress@edelman.com

# # #
Tables Follow
3

Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET
(In millions, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Income Statement and Other Items
Revenues	$3,547	$3,001	18%	$9,223	$6,744	37%
Income before income taxes	1,342	929	44%	3,120	1,165	168%
Net income	1,031	674	53%	2,332	902	159%
Earnings per share - diluted	21.67	10.45	107%	46.32	13.16	252%

Adjusted Earnings Measures (non-GAAP) (A)
Adjusted EBITDA	1,460	1,057	38%	3,475	1,728	101%
Adjusted pretax income	1,344	954	41%	3,155	1,402	125%
Adjusted net income	1,035	693	49%	2,369	1,078	120%
Adjusted earnings per share - diluted	21.70	10.74	102%	46.87	15.72	198%

	As of
	September 30, 2022	December 31, 2021
Balance Sheet Items
Cash and Cash Equivalents	$581	$534
Vehicles, net	15,391	12,866
Debt under vehicle programs	13,104	11,390
Corporate debt	4,590	4,009
Stockholders' equity attributable to Avis Budget Group, Inc.	(509)	(220)

Segment Results
	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Revenues
Americas	$2,703	$2,403	12%	$7,270	$5,457	33%
International	844	598	41%	1,953	1,287	52%
Corporate and Other	—	—	n/m	—	—	n/m
Total Company	$3,547	$3,001	18%	$9,223	$6,744	37%

Adjusted EBITDA
Americas	$1,185	$952	24%	$3,036	$1,694	79%
International	291	128	127%	497	86	478%
Corporate and Other	(16)	(23)	n/m	(58)	(52)	n/m
Total Company	$1,460	$1,057	38%	$3,475	$1,728	101%

_______
n/m	Not meaningful.
(A)	See Table 5 for reconciliations of non-GAAP measures and Appendix I for definitions.

Table 2

Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$3,547	$3,001	$9,223	$6,744

Expenses
Operating	1,464	1,225	3,960	3,089
Vehicle depreciation and lease charges, net	134	277	479	869
Selling, general and administrative	384	361	1,026	837
Vehicle interest, net	107	80	281	232
Non-vehicle related depreciation and amortization	59	69	168	199
Interest expense related to corporate debt, net:
Interest expense	64	47	181	167
Early extinguishment of debt	—	7	—	136
Restructuring and other related charges	2	5	16	47
Transaction-related costs, net	—	1	1	3
Other (income) expense, net	(9)	—	(9)	—
Total expenses	2,205	2,072	6,103	5,579

Income before income taxes	1,342	929	3,120	1,165
Provision for income taxes	311	255	788	263
Net income	1,031	674	2,332	902
Less: net loss attributable to non-controlling interests	(3)	(1)	(9)	(1)
Net income attributable to Avis Budget Group, Inc	$1,034	$675	$2,341	$903

Earnings per share
Basic	$22.08	$10.58	$47.34	$13.31
Diluted	$21.67	$10.45	$46.32	$13.16

Weighted average shares outstanding
Basic	46.8	63.7	49.5	67.8
Diluted	47.7	64.6	50.6	68.6

Table 3
Avis Budget Group, Inc.
KEY METRICS SUMMARY

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change

Americas

Rental Days (000’s)	33,421	28,836	16%	92,691	71,768	29%
Revenue per Day, excluding exchange rate effects (A)	$81.06	$83.33	(3)%	$78.55	$76.04	3%
Average Rental Fleet	507,350	434,416	17%	483,786	369,012	31%
Vehicle Utilization	71.6%	72.2%	(0.6) pps	70.2%	71.2%	(1.0) pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$10	$143	(93)%	$39	$190	(79)%

International

Rental Days (000’s)	13,041	10,720	22%	32,420	25,679	26%
Revenue per Day, excluding exchange rate effects (A)	$74.45	$55.79	33%	$67.55	$50.12	35%
Average Rental Fleet	199,638	166,431	20%	172,845	138,439	25%
Vehicle Utilization	71.0%	70.0%	1.0 pps	68.7%	67.9%	0.8 pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$231	$181	28%	$224	$192	17%

Total

Rental Days (000’s)	46,462	39,556	17%	125,111	97,447	28%
Revenue per Day, excluding exchange rate effects (A)	$79.21	$75.86	4%	$75.70	$69.21	9%
Average Rental Fleet	706,988	600,847	18%	656,631	507,451	29%
Vehicle Utilization	71.4%	71.6%	(0.2) pps	69.8%	70.3%	(0.5) pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$72	$154	(53)%	$88	$190	(54)%
_______
Refer to Table 6 for key metrics calculations and Appendix I for key metrics definitions.
(A)	The following metrics include changes in currency exchange rates:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change

Americas

Revenue per Day	$80.89	$83.33	(3)%	$78.43	$76.04	3%
Per-Unit Fleet Costs per Month	$9	$143	(94)%	$39	$190	(79)%

International

Revenue per Day	$64.62	$55.79	16%	$60.22	$50.12	20%
Per-Unit Fleet Costs per Month	$200	$181	10%	$200	$192	4%

Total

Revenue per Day	$76.32	$75.86	1%	$73.72	$69.21	7%
Per-Unit Fleet Costs per Month	$63	$154	(59)%	$81	$190	(57)%

Table 4 (page 1 of 2)

Avis Budget Group, Inc.
CONSOLIDATED CONDENSED SCHEDULES OF CASH FLOWS AND ADJUSTED FREE CASH FLOWS
(In millions)

CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOWS

Nine Months Ended September 30, 2022
Operating Activities
Net cash provided by operating activities	$3,862

Investing Activities
Net cash used in investing activities exclusive of vehicle programs	$(152)
Net cash used in investing activities of vehicle programs	(3,424)
Net cash used in investing activities	$(3,576)

Financing Activities
Net cash used in financing activities exclusive of vehicle programs	$(1,830)
Net cash provided by financing activities of vehicle programs	1,692
Net cash used in financing activities	$(138)

Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	$(53)
Net change in cash and cash equivalents, program and restricted cash	95
Cash and cash equivalents, program and restricted cash, beginning of period (A)	626
Cash and cash equivalents, program and restricted cash, end of period (B)	$721

CONSOLIDATED SCHEDULE OF ADJUSTED FREE CASH FLOWS (C)

Nine Months Ended September 30, 2022
Income before income taxes	$3,120
Add-back of non-vehicle related depreciation and amortization (D)	174
Add-back of restructuring and other related costs	16
Add-back of transaction-related costs, net	1
Add-back of COVID-19 charges, net	(9)
Add-back of unprecedented personal-injury and other legal matters, net	1
Add-back of other (income) expense, net	(9)
Working capital and other	246
Capital expenditures (E)	(164)
Tax payments, net of refunds	(148)
Vehicle programs and related (F)	(1,239)
Adjusted free cash flow	$1,989

Acquisition and related payments, net of acquired cash	$(1)
Cash disposed upon deconsolidation of subsidiary	(55)
Borrowings, net of debt repayments	711
Restructuring and other related payments	(14)
Transaction-related payments	(2)
Repurchases of common stock	(2,574)
Change in program cash	60
Change in restricted cash	(1)
Foreign exchange effects, financing costs and other	(18)
Net change in cash and cash equivalents, program and restricted cash (per above)	$95

Table 4 (page 2 of 2)

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Nine Months Ended September 30, 2022
Net cash provided by operating activities (per above)	$3,862
Investing activities of vehicle programs	(3,424)
Financing activities of vehicle programs	1,692
Capital expenditures	(120)
Proceeds received on sale of assets and nonmarketable equity securities	2
Change in program cash	(60)
Change in restricted cash	1
Acquisition and disposition-related payments	20
Restructuring and other related payments	14
Transaction-related payments	2
Adjusted free cash flow (per above)	$1,989

_______
(A)	Consists of cash and cash equivalents of $534 million, program cash of $89 million and restricted cash of $3 million.
(B)	Consists of cash and cash equivalents of $581 million, program cash of $139 million and restricted cash of $1 million.
(C)	See Appendix I for the definition of Adjusted free cash flow.
(D)	Includes $6 million of cloud computing costs.
(E)	Includes $44 million of cloud computing implementation costs.
(F)	Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund incremental (reduced) vehicle and vehicle-related assets. Also includes $17 million of vehicles sold in the divestiture of our operations in the United States Virgin Islands and the Netherlands.

Table 5
Avis Budget Group, Inc.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES
(In millions, except per share data)
The accompanying press release includes certain non-GAAP (generally accepted accounting principles) financial measures as defined under SEC rules. To the extent not provided in the press release or accompanying tables, we have provided the reasons we present these non-GAAP financial measures and a description of what they represent in Appendix I. For each non-GAAP financial measure a reconciliation to the most comparable GAAP financial measure is calculated and presented below with reconciliations of net income (loss), income (loss) before income taxes and diluted earnings (loss) per share to Adjusted EBITDA and our Adjusted earnings measures.

		Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of Net income to Adjusted EBITDA:		2022	2021	2022	2021

	Net income	$1,031	$674	$2,332	$902
	Add: Provision for income taxes	311	255	788	263
	Income before income taxes	1,342	929	3,120	1,165

	Add certain items:
	Acquisition-related amortization expense	9	13	35	45
	Restructuring and other related charges	2	5	16	47
	Unprecedented personal-injury and other legal matters, net (A)	—	5	1	(6)
	Transaction-related costs, net	—	1	1	3
	Early extinguishment of debt	—	7	—	136
	COVID-19 charges, net (B)	—	(6)	(9)	12
	Other (income) expense, net (C)	(9)	—	(9)	—
	Adjusted pretax income	1,344	954	3,155	1,402

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense) (D)	52	56	139	159
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	64	47	181	167
	Adjusted EBITDA	$1,460	$1,057	$3,475	$1,728

Reconciliation of Net income attributable to Avis Budget Group, Inc. to adjusted net income:

	Net income attributable to Avis Budget Group, Inc.	$1,034	$675	$2,341	$903
	Add certain items, net of tax:
	Acquisition-related amortization expense	6	9	25	33
	Restructuring and other related charges	2	4	14	35
	Unprecedented personal-injury and other legal matters, net	—	4	1	(4)
	Transaction-related costs, net	—	1	1	2
	Early extinguishment of debt	—	5	—	101
	COVID-19 charges, net	—	(5)	(6)	8
	Other (income) expense, net	(7)	—	(7)	—
	Adjusted net income	$1,035	$693	$2,369	$1,078

	Earnings per share - Diluted	$21.67	$10.45	$46.32	$13.16

	Adjusted diluted earnings per share	$21.70	$10.74	$46.87	$15.72

	Shares used to calculate Adjusted diluted earnings per share	47.7	64.6	50.6	68.6

_______
(A)	Reported within operating expenses in our Consolidated Statements of Operations.
(B)	The following table presents the unusual, direct and incremental costs due to the COVID-19 pandemic.
		Three Months Ended September 30,		Nine Months Ended September 30,
		2022	2021	2022	2021
	Minimum annual guaranteed rent in excess of concession fees, net	$—	$(4)	$(9)	$12
	Vehicles damaged in overflow parking lots, net of insurance proceeds	—	(3)	—	(7)
	Other charges	—	1	—	7
	Operating expenses	$—	$(6)	$(9)	$11
	Selling, general and administrative expenses	$—	$—	$—	$1
	COVID-19 charges, net	$—	$(6)	$(9)	$12
(C)	Primarily relates to a gain upon deconsolidation of a former subsidiary.
(D)	For the three and nine months ended September 30, 2022 consists of $2 million and $6 million, respectively, within operating expenses in our Consolidated Statements of Operations related to cloud computing costs. For the nine months ended September 30, 2021 consists of $5 million within operating expenses in our Consolidated Statements of Operations related to cloud computing costs.

Table 6
Avis Budget Group, Inc.
KEY METRICS CALCULATIONS
($ in millions, except as noted)

	Three Months Ended September 30, 2022			Three Months Ended September 30, 2021
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$2,703	$844	$3,547	$2,403	$598	$3,001
Currency exchange rate effects	6	127	133	—	—	—
Revenue excluding exchange rate effects	$2,709	$971	$3,680	$2,403	$598	$3,001
Rental days (000's)	33,421	13,041	46,462	28,836	10,720	39,556
RPD excluding exchange rate effects (in $'s)	$81.06	$74.45	$79.21	$83.33	$55.79	$75.86

Vehicle Utilization
Rental days (000's)	33,421	13,041	46,462	28,836	10,720	39,556
Average rental fleet	507,350	199,638	706,988	434,416	166,431	600,847
Number of days in period	92	92	92	92	92	92
Available rental days (000's)	46,676	18,367	65,043	39,966	15,312	55,278
Vehicle utilization	71.6%	71.0%	71.4%	72.2%	70.0%	71.6%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$14	$120	$134	$187	$90	$277
Currency exchange rate effects	1	18	19	—	—	—
	$15	$138	$153	$187	$90	$277
Average rental fleet	507,350	199,638	706,988	434,416	166,431	600,847
Per-unit fleet costs (in $'s)	$29	$693	$217	$430	$543	$461
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$10	$231	$72	$143	$181	$154

	Nine Months Ended September 30, 2022			Nine Months Ended September 30, 2021
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$7,270	$1,953	$9,223	$5,457	$1,287	$6,744
Currency exchange rate effects	11	237	248	—	—	—
Revenue excluding exchange rate effects	$7,281	$2,190	$9,471	$5,457	$1,287	$6,744
Rental days (000's)	92,691	32,420	125,111	71,768	25,679	97,447
RPD excluding exchange rate effects (in $'s)	$78.55	$67.55	$75.70	$76.04	$50.12	$69.21

Vehicle Utilization
Rental days (000's)	92,691	32,420	125,111	71,768	25,679	97,447
Average rental fleet	483,786	172,845	656,631	369,012	138,439	507,451
Number of days in period	273	273	273	273	273	273
Available rental days (000's)	132,074	47,186	179,260	100,740	37,794	138,534
Vehicle utilization	70.2%	68.7%	69.8%	71.2%	67.9%	70.3%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$168	$311	$479	$630	$239	$869
Currency exchange rate effects	2	37	39	—	—	—
	$170	$348	$518	$630	$239	$869
Average rental fleet	483,786	172,845	656,631	369,012	138,439	507,451
Per-unit fleet costs (in $'s)	$351	$2,013	$789	$1,706	$1,728	$1,712
Number of months in period	9	9	9	9	9	9
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$39	$224	$88	$190	$192	$190

_______
Our calculation of rental days and revenue per day may not be comparable to the calculation of similarly-titled metrics by other companies. Currency exchange rate effects are calculated by translating the current-year results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND KEY METRICS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which represents income (loss) from continuing operations before non-vehicle related depreciation and amortization, any impairment charges, restructuring and other related charges, early extinguishment of debt costs, non-vehicle related interest, transaction-related costs, net, charges for unprecedented personal-injury and other legal matters, net, which includes amounts recorded in excess of $5 million related to class action lawsuits, non-operational charges related to shareholder activist activity, which include third party advisory, legal and other professional service fees, COVID-19 charges, other (income) expense, net and income taxes. COVID-19 charges include unusual, direct and incremental costs due to the COVID-19 pandemic such as minimum annual guaranteed rent in excess of concession fees for the period, overflow parking for idle vehicles and related shuttling costs, incremental cleaning supplies to sanitize vehicles and facilities, and losses associated with vehicles damaged in overflow parking lots, net of insurance proceeds. Adjusted EBITDA includes stock-based compensation expense and deferred financing fee amortization totaling $13 million and $16 million in third quarter 2022 and 2021, respectively, and totaling $36 million and $41 million in the nine months ended September 30, 2022 and 2021, respectively.

We revised our definition of Adjusted EBITDA to exclude other (income) expense, net. We did not revise prior years’ Adjusted EBITDA because there were no other charges similar in nature. We believe that Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period. Adjusted EBITDA is the measure that is used by our management, including our chief operating decision maker, to perform such evaluation. Adjusted EBITDA is also a component in the determination of management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted EBITDA from net income (loss) recognized under GAAP is provided on Table 5.

Adjusted Earnings Non-GAAP Measures
The accompanying tables present Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share, which exclude certain items. We believe that these measures referred to above are useful to investors as supplemental measures in evaluating our aggregate performance. We exclude restructuring and other related charges, transaction-related costs, costs related to early extinguishment of debt and certain other items as such items are not representative of the results of operations of our business less a provision for income taxes derived utilizing applicable statutory tax rates for each item. A reconciliation of our Adjusted earnings Non-GAAP measures from the appropriate measures recognized under GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents Net Cash Provided by Operating Activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs, transaction-related costs, restructuring and other related charges, charges for unprecedented personal-injury and other legal matters, COVID-19 charges, other (income) expense, and non-operational charges related to shareholder activist activity. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repay debt obligations, repurchase stock, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow to the appropriate measure recognized under GAAP is provided on Table 4.

Adjusted EBITDA Margin
Represents Adjusted EBITDA as a percentage of revenues.

Available Rental Days
Defined as Average Rental Fleet times the numbers of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rates plus any related currency hedges.

Net Corporate Debt
Represents corporate debt minus cash and cash equivalents.

Net Corporate Leverage
Represents Net Corporate Debt divided by Adjusted EBITDA for the twelve months prior to the date of calculation.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicles sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.